                                                                   Exhibit 10.65

Certain portions of this Exhibit have been omitted based upon a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933. The omitted portions have been filed separately with the Securities and Exchange Commission.

                      DISTRIBUTION AND SERVICES AGREEMENT


      This Distribution and Services Agreement is entered into as of this 28th day of August, 1998 (the "Effective Date"), by and between Centocor, Inc., and its Affiliates, with principal offices located at 200 Great Valley Parkway, Malvern, Pennsylvania 19355 ("Centocor"), and Nova Factor, Inc., with principal offices located at 1620 Century Center Parkway, Suite 109, Memphis, Tennessee 38134 ("Nova Factor").

                                    RECITALS

      WHEREAS, Centocor has developed an anti-TNF chimeric monoclonal antibody product known as Remicade(TM) (the "Product") for use as an agent in the treatment of (a) inflammatory bowel diseases, including Crohn's Disease (collectively referred to as "Inflammatory Bowel Disease"); (b) rheumatoid arthritis, and (c) new indication(s) to be defined.

      WHEREAS, as of the Effective Date, the Product has received commercial marketing approval in the United States of America for certain indications of Crohn's Disease from the United States of America Food and Drug Administration;

      WHEREAS, Centocor is in the process of establishing a distribution network for the sale of the Product in the United States of America;

      WHEREAS, as a part of the distribution network, Centocor intends to appoint a preferred retail distributor to provide retail assignment of benefits services to users of the Product;

      WHEREAS, Nova Factor, as both a retail and wholesale pharmacy, has the facilities and expertise to distribute the Product to out-patient customers, to provide reimbursement assistance and other customer services to its customers and to provide data reporting and other services to Centocor;

      WHEREAS, Centocor is willing to appoint Nova Factor as a preferred retail distributor of the Product on the terms and conditions set forth in this Agreement, and Nova Factor is willing to accept such appointment.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereby agree as follows:

1.    DEFINITIONS

      For purposes of this Agreement the following terms shall have the following meanings:

      1.1   "Adverse Event" shall have the meaning set forth in 21 CFR 600.80.

      1.2 "Affiliates" shall mean, with respect to a given party, any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with such party. For purposes of this Section 1.2, "control" shall mean direct or indirect ownership of fifty percent (50%) or greater of the equity having the power to vote on or direct the affairs of the entity.

      1.3 "Assignment of Benefits" ("AOB") shall mean the assignment by the Outpatient Customer of Insurance Benefits for the Product to Nova Factor as payment for the Product.

      1.4   "AOB Services" shall have the meaning ascribed to such term in
            Section 4.6 of this Agreement.

      1.5 "Average Wholesale Price" ("AWP") for purposes of this Agreement shall mean the estimated wholesale price submitted by Centocor for the Product based on convention employed by First Data Bank, Blue Book, Red Book, and Medispan. *

      1.6 "Bad Debt" shall mean Insurance Benefits assigned to and accepted by Nova Factor as payment for Product, including unpaid Outpatient Customer co-pay amounts, which are uncollectible determined on an accrual basis as provided by Generally Accepted Accounting Principles ("GAAP").

      1.7 "Contractual Allowance" shall mean any discount off Centocor AWP, or rebate provided by Nova Factor to a third party health insurer, government program or other third party benefits payor determined on an accrual basis as provided by GAAP.

      1.8   "Database" shall have the meaning set forth in Section 7.1.

      1.9 "Documedics" shall mean Documedics, 185 Berry Street, Suite 4805, San Francisco, California 94017.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.


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

      1.10 "Facility" shall mean Nova Factor's facility located at 1620 Century Center Parkway, Suite 109, Memphis Tennessee 38134.

      1.11 "FDA" shall mean the United States of America Food and Drug Administration.

      1.12 "Infusion Provider" shall mean a Patient's treating physician or the hospital outpatient clinic or infusion center, etc. at which a Patient is administered Product.

      1.13 "Insurance Benefit" shall mean the amounts paid by a Patient's third party health insurer, government program or other third party payor for Product.

      1.14 "LHSI" shall mean Livingston Healthcare Services, Inc., 220 Lake Drive, Newark, Delaware and its Affiliates, where Product shall be warehoused on Centocor's behalf.

      1.15 "Outpatient Customers" shall mean (a) out-patient infusion Patients or the Patient's Infusion Provider in the Territory who are referred to Nova Factor by their treating physicians or (b) the Patient's Infusion Provider (hospital, out-patient clinic, infusion center, etc.) in the Territory; and the Patient, physician or Infusion Provider has elected to assign the Product Insurance Benefit to a third party as payment for the Product.

      1.16 "Patient" shall mean an individual who is to be administered the Product.

      1.17 "Product" shall have the meaning ascribed to such term in the first recital of this Agreement.

      1.18  "Purchase Price" shall have the meaning ascribed to such term in
            Section 8.1 of this Agreement.

      1.19 "Retail" shall mean the provision of Product by a Centocor distributor for the Product on a named Patient basis to an Outpatient Customer, and the Insurance Benefit for such Product is assigned to the Centocor distributor as payment for the Product.

      1.20 "SOP" shall mean the written standard operating procedures prepared by Centocor and agreed to by Nova Factor, as modified from time to time by the mutual agreement of the parties, which will be used by Nova Factor to provide certain services under this Agreement. In the event of a conflict between the SOPs and this Agreement, the terms of this Agreement shall govern. The SOPs will be completed within sixty (60) days of the Effective Date, then appended to this Agreement as Schedule "A", and incorporated herein by reference.


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

      1.21  "Territory" shall mean the United States of America.

      1.22  "Triage Services" shall have the meaning ascribed to such term in
            Section 5.2 of this Agreement.

      1.23  "US" shall mean the United States of America.

2.    APPOINTMENT AS PREFERRED DISTRIBUTOR

      2.1 Subject to the terms and conditions in this Agreement, Centocor hereby appoints Nova Factor and Nova Factor hereby accepts appointment as a preferred Retail distributor of Product to Outpatient Customers in the Territory on a Retail AOB basis. Centocor expressly reserves the right to sell Product to wholesalers, wholesale specialty distributors, hospitals, pharmacy benefit managers and other third parties, to sell Product directly and to appoint other distributors, retail or otherwise, inside and outside of the Territory. Centocor shall provide Nova Factor with written notice at least * (*) days prior to the effective date of any agreement between Centocor and a Retail AOB distributor under which Centocor grants the Retail AOB distributor the right to provide Product to Outpatient Customers in the Territory on a Retail AOB basis, which notice shall specify the name of the other Retail AOB distributor but shall not specify any other business terms of the Agreement with the other Retail AOB distributor. If Centocor contracts directly with a Home Care Delivery Company for Home Care Services, Centocor will notify Nova Factor of the existence of that contract, but not the terms and conditions of that contract. Nova Factor will not promote wholesale distribution and will not sell Product directly to Infusion Providers unless specifically approved in writing in advance by Centocor; except Nova Factor may (i) provide wholesale distribution of Product on a named-patient basis for Medicaid Patients in those states listed on Schedule "B" attached hereto and incorporated herein by reference; and (ii) provide wholesale distribution on a named-patient basis to those hospitals or other entities listed on Schedule "C" attached hereto and incorporated by reference. Schedule "C" may be amended by Nova Factor with the prior written consent of Centocor.

      2.2 Nova Factor agrees to use commercially reasonable efforts to market, sell and distribute the Product to managed care payors, and to work with Centocor's marketing team, including without limitation, outside contract sales representatives, if any, during the terms of this Agreement to distribute the Product in the Territory in an effective and diligent manner.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.


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

3.    ORDERS, DELIVERY

      3.1 The parties hereto agree that, commencing upon the date hereof and continuing during the term of this Agreement, Centocor will sell the Product to Nova Factor for resale by Nova Factor in the Territory and Nova Factor shall purchase Product from Centocor at the Purchase Price, subject to the right of Centocor to allocate supplies of Product under Section 3.5 specified herein. Nova Factor shall order Product from Centocor in such quantities as are necessary to meet the demand for Product from Nova Factor's Outpatient Customers provided that Nova Factor will keep a minimum stock of Product equal to an average of * (*) * total sales to Outpatient Patient Customers, which average shall be based on the previous * (*) * sales of Product by Nova Factor. All purchases of Product by Nova Factor shall be in accordance with SOPs, and in accordance with the terms and conditions set forth in this Agreement.

      3.2 Centocor shall cause LHSI to ship Product to Nova Factor FOB Point of Origin. Product shall be transported from the LHSI warehouse facility to the Facility by means of transportation selected by Centocor. * will prepay all freight costs incurred to ship Product from LHSI to Nova Factor's Facility. Title to Product shall transfer to Nova Factor upon delivery of Product to the carrier. * will pay any costs due to special shipping requests made by *. Centocor may ship Product in installments as it deems advisable or necessary, in accordance with SOPs. Risk of loss of Product will remain with Centocor during transit from LHSI to the Facility and will transfer to Nova Factor upon delivery of Product to the Facility.

      3.3 Product supplied to Nova Factor hereunder shall be in final labeled and packaged vials. Nova Factor shall unload each shipment of Product immediately upon receipt at the Facility. Nova Factor shall carefully examine Products upon delivery and shall immediately notify Centocor's Customer Service Department and the carrier by phone or fax of any claim of nondelivery of a portion of a shipment or any defect or damage in any Product which is reasonably discoverable upon visual inspection of the Product without unloading individual shipping units. Along with notice of any defect or damage, Nova Factor shall furnish to Centocor a detailed written description of the nature of the defect or damage. In the event of any such claim, Nova Factor shall hold the Product pending receipt of Centocor's instruction concerning disposition and permit Centocor to inspect the Product upon request. Centocor agrees to provide such instruction promptly.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.


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

            Upon receipt of notice of any defect or nondelivery, Centocor, at its option, shall replace or repair any defective Product, in accordance with the Centocor Wholesaler Returned Goods Policy attached hereto as Schedule "D" and incorporated herein by reference, as amended from time to time. The Product will be deemed to have been received in good condition unless Nova Factor notifies Centocor to the contrary within * (*) * of opening the shipment container but in no event later than * (*) * following receipt by Nova Factor. Nova Factor shall, at * expense, follow Centocor's instructions to return to Centocor, LHSI or a third party disposal company designated by Centocor, any Products delivered to Nova Factor which are not in compliance with Centocor's FDA approved quality assurance specifications. Nova Factor shall cooperate with Centocor in investigating the cause of any suspected defect in Product.

      3.4 Nova Factor shall not alter Product packaging without Centocor's written consent (except to remove Product from the shipping containers) and shall not alter Product labeling except to add a prescription label to Product, as permitted by applicable law. Nova Factor shall at all times comply with the SOPs and information and recommendations otherwise communicated by Centocor in writing with respect to storage, handling and shipment of Products (including storage of Product at 2-8 degrees Celsius, if requested by Centocor), provided that if such information and recommendations are materially different than those otherwise set forth in the SOPs and result in a material increase in the costs incurred by Nova Factor in performing its obligations under this Agreement, *. Nova Factor shall pay for all costs associated with storage, handling and shipment of Product from the Facility.

      3.5 Notwithstanding anything herein to the contrary, in the event of a shortage of Product, Centocor shall allocate available supplies of Product in such manner that Nova Factor is treated as well as Centocor's other direct customers in the Territory as determined by Centocor. If Centocor is not able to supply Product to Nova Factor in the quantities ordered by Nova Factor for more than * (*) * on any occasion during the term of this Agreement because of a Product shortage caused by factors other than the market demand exceeding Centocor's full capacity to produce Product (including, but not limited to, factors such as an FDA recall due to negligence or intentional wrongdoing of Centocor, major plant shutdown, or similar event), Nova Factor shall have the right to terminate this Agreement upon * (*) * written notice.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

      3.6 Notwithstanding Section 3.5 above, should the FDA quarantine the Product, Centocor shall have * (*) * from the date of receipt of notice of quarantine from the FDA to cure the quarantine. In the event Centocor has not cured the quarantine within * (*) * after receipt of notice of quarantine from the FDA, Nova Factor may terminate this Agreement upon expiration of * (*) * notice period.

4.    CUSTOMER ORDERS AND IN-OFFICE DELIVERY

      4.1 Centocor will provide such marketing, sales and patient/physician education materials to be distributed by Nova Factor as shall be deemed necessary by Centocor to promote the Product. Relevant Patient and Infusion Provider marketing and sales literature distributed by Centocor's sales force will describe the AOB program offered through Nova Factor (as described in this Agreement), and will contain a Nova Factor toll-free number as the point of contact for enrollment in such program. Centocor and Nova Factor shall mutually agree on the description of Nova Factor to be used in Centocor's sales, marketing, and patient/physician educational materials. Nova Factor shall maintain such telephone and fax lines dedicated to calls from customers for Product as it determines to be needed to service these customers.

      4.2 In accordance with a Physician's prescription, Nova Factor shall ship Product and the appropriate infusion-related medical supplies listed in Schedule "E" attached hereto and incorporated herein by reference, to Outpatient Customers at any office or other location at which the Patient will receive infusion, such as a hospital, clinic, or infusion center, all as designated by the Outpatient Customer, via Federal Express standard overnight delivery service or another mutually agreed to overnight carrier in accordance with SOPs and at no cost to Centocor. Schedule "E" may be modified or changed by mutual written agreement of Centocor and Nova Factor. Nova Factor shall have sole responsibility for purchasing and shipping the infusion-related medical supplies for the Product at no cost to Centocor. Nova Factor shall use its best efforts to ship Product so that Product having the earliest expiration date is shipped first from available inventory. Nova Factor shall track each shipment of Product to each Outpatient Customer and confirm receipt in accordance with SOPS.

      4.3 Nova Factor will, upon the request of the Outpatient Customer, work with personnel to coordinate plans for outpatient Product administration for Patients. Nova Factor will provide written and telephone assistance regarding home administration of the Product to Patients.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.


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

      4.4 Nova Factor will provide the following services to each Outpatient Customer requesting Product from Nova Factor: Nova Factor will reasonably investigate whether the Patient qualifies for AOB Services in accordance with Section 4.7 of this Agreement. If the Patient qualifies for AOB Services, Nova Factor will provide such AOB Services in accordance with Sections 4.5 through 4.9 of this Agreement. If the Patient does not qualify for AOB Services because the Patient's health insurer/governmental program/third party payor does not utilize Nova Factor as a pharmacy, Nova Factor will transfer the Patient's prescription to the pharmacy designated by the Patient's health insurer/governmental program/third party payor with Triage Services in accordance with Sections 5.1 and 5.2 of this Agreement. If, after reasonable efforts (as defined in Section 4.7), Nova Factor cannot obtain Insurance Benefits for Product requested by an Outpatient Customer, Nova Factor will refer the Outpatient Customer to * in accordance with Section 4.7 of this Agreement.

      4.5 In Retail transactions, Nova Factor will obtain an AOB from the Outpatient Customer and will bill the Outpatient Customer/insurance company/ governmental program/other third party payor in Nova Factor's name. Nova Factor shall use reasonable efforts to obtain reimbursement clearance, if necessary, for anticipated subsequent orders from an Outpatient Customer prior to actual receipt of the subsequent order.

      4.6 Nova Factor will use its Retail AOB service model ("AOB Services") to distribute the Product to Outpatient Customers. Nova Factor will offer a toll-free phone number where health care professionals in clinics, physician's offices, infusion centers, or home care can:

            o identify whether Patients have Insurance Benefits for the Product;

            o     coordinate timely delivery of Product and supplies:

            o arrange to have Product billed directly to the Outpatient Customer's insurance company/governmental program/other third-party payor.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

            Nova Factor Retail AOB Services will include the following:

            A.    Reimbursement services.

                  1. Accepting Patient referrals by toll free phone call or fax.

                  2.    Verification of Patient's Insurance Benefit.

                  3. Use reasonable efforts to obtain prior authorization for therapy and other supporting documentation.

                  4. Initiating requests for formulary status or medical review on a Patient specific basis.

                  5. Explaining the Outpatient Customer's Insurance Benefits and their responsibility to the appropriate party.

                  6. Accepting the Outpatient Customer's AOB, which includes consent for therapy, release of medical records, and acknowledgement of financial responsibility.

                  7. Filing insurance claims on the Outpatient Customer's behalf.

                  8. Use reasonable efforts to collect from the Outpatient Customer's insurance company/governmental program/third party payor.

                  9.    Use reasonable efforts to appeal denied claims.

                  10. Use reasonable efforts to collect Outpatient Customer's copayments and deductibles.

                  11. Coordination of Insurance Benefits with Outpatient Customer's secondary insurance.

            B.    Pharmacy services.

                  1.    Obtaining the prescription for the Product.

                  2. Filling the prescription and labeling the medications in compliance with state pharmacy laws.

                  3. Providing current information about Product administration procedures.

                  4. Coordinating planned delivery times with the administration site so that the Product is available in time for the Outpatient Customer's infusion appointment.

                  5. Shipping the Product to the administration site, and following up via the Federal Express tracking system to confirm receipt.

                  6. Providing information about procedures for Product administration to healthcare professionals.

                  7. Providing information about the Product for the Outpatient Customer.

                  8. Computerized next shipment scheduling capability for follow-up doses.

                  9. Follow-up calls to the prescriber to arrange the next doses of Product.

            C.    Managed care sales support.

                  1. Contracting with various payor groups, Health Maintenance Organizations, Preferred Provider Organizations, PBM organizations, PPM organizations or indemnity insurance carriers to obtain in-network provider status.

                  2. Identifying patients with closed networks or for whom Nova Factor is out-of-network and follow-up of these contracting opportunities.

                  3. Collaboration with the Centocor managed care sales force through sharing of information to achieve formulary status for the Product and to gain network provider status to Nova Factor.

      4.7 Nova Factor will use reasonable effort to attempt to obtain Insurance Benefits for all FDA approved indications for the Product. For all referrals or non-FDA approved indications for the Product, Nova Factor will refer the Patient to * for reimbursement clearance. Patients referred to * for non-FDA approved indications for reimbursement assistance will be referred back to Nova Factor for Retail AOB Services once reimbursement clearance is obtained.

      4.8 Nova Factor shall incur all billing and collection costs associated with its sale of Product.

      4.9 Nova Factor shall pay for all costs associated with distribution and delivery of Product to its Outpatient Customers.

5.    TRIAGE AND PATIENT-RELATED SERVICES

      5.1 Nova Factor will accept referrals for the retail AOB Services program, and will perform insurance verification. If Nova Factor is in-network for the Patient's health plan, Nova Factor will serve the Patient directly through Retail AOB Services. If Nova Factor is not in-network due to either a closed network, lack of network affiliation, or requirements for an in-state provider, Nova Factor will refer the Outpatient Customer to the in-network provider designated by the Patient's health insurer/governmental program/other third party payor.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.


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

      5.2 Reimbursement services will include accepting the referral and collecting patient demographic information, following up with the patient for additional information (prescription, drug card, secondary insurance), contacting the insurance carrier to verify benefits, obtaining prior authorization when permitted, and notifying the patient of his or her insurance benefits and financial responsibility. The triage process includes contacting the in-network provider, transferring the prescription by phone or fax as required by State Pharmacy laws, and following up with the Infusion Provider to let prescriber know who will be providing services ("Triage Services"). Nova Factor will use Triage Services only for FDA approved indications for the Product.

6.    OTHER SERVICES

      6.1 Nova Factor shall provide a licensed pharmacist, who is properly trained to answer Product-related questions or requests for emergency supplies of Product, to answer telephone questions relating to the Product posed by doctors and/or Outpatient Customers
            (i) from 9:00 A.M. to 6:00 P.M. E.S.T., Monday through Friday, except legal holidays, for routine calls and (ii) twenty-four hours
            (24) per day for emergency calls. Nova Factor will not handle requests for clinical information outside of the scope of Nova Factor's usual pharmacist counseling which will be limited to information covered in the Product package insert. Nova Factor shall pay for all costs associated with the services provided pursuant to this Section 6.1.

7.    DATA AND REPORTS

      7.1 Nova Factor shall maintain in a separate, Centocor-specific database (the "Database") the information specified in Schedule "F" attached hereto and incorporated herein by reference, for each customer and each order. In addition, Nova Factor shall maintain in the Database, by Outpatient Customer, any information Centocor reasonably requests Nova Factor to track to the extent that collection of such other information will not result in a material increase in the costs incurred by Nova Factor in performing its obligations under this Agreement.

      7.2 As permitted by law, Nova Factor shall generate and furnish to Centocor electronic or written reports at a mutually agreed upon frequency from the Database as specified in Schedule "G" attached hereto and incorporated herein by reference and such other reports as Centocor may from time to time reasonably request to the extent that generation of such other reports will not result in a material increase in the costs incurred by Nova Factor in performing its obligations under this Agreement. The reports shall identify Outpatient Customers only by number and not by name. Physician-level data will be provided, as specified, on a named basis. Reports shall include, without limitation, the following information: physician name, physician practice name, practice address, Patient number and Patient diagnosis.

8.    PRICE, PAYMENT

      8.1 Nova Factor shall purchase Product from Centocor at a price * ("Purchase Price"). Any changes in Purchase Price will be effective upon written notice to Nova Factor. Nova Factor shall have the sole responsibility and authority for determining the price at which it will sell Product to its Outpatient Customers.

      8.2 Nova Factor shall prepare and provide to Centocor * (*) * after the end of each calendar quarter, a calendar quarterly report in the format set forth in Schedule "H" attached hereto and incorporated herein by reference, which report will show the * for the calendar quarter and * for the calendar quarter. *

      8.3 All amounts due under Section 8.1 above are payable by electronic funds transfer to Centocor in US Dollars. Centocor shall invoice upon shipment to Nova Factor for all amounts due hereunder. *

      8.4   Centocor shall pay Nova Factor for Triage Services provided under
            Section 5 of this Agreement an amount equal to *. Nova Factor shall invoice Centocor monthly for this amount and all billed amounts are due within thirty days of the date of receipt of invoice by Centocor.

      8.5 Except as otherwise expressly set forth herein, Nova Factor shall be responsible for all costs and expenses associated with fulfilling its obligations under this Agreement, including reimbursement and AOB Services.

      8.6 All Product prices (including Purchase Price) are exclusive of federal, state and local excise, sales, use and other taxes levied or imposed on the sale, shipment, delivery, ownership, possession or resale of Product or any other activities contemplated under this Agreement. Except for taxes on Centocor's income, Nova Factor shall be liable for and pay all taxes imposed in connection with the activities contemplated hereunder.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

      8.7   *

9.    REPLACEMENT AND RETURNS

      9.1 In the event Nova Factor, or a Nova Factor Outpatient Customer, returns or requests to return a Product, Centocor will accept return of such Product and replace, or give a credit to Nova Factor for, the Product in accordance with the Centocor Wholesaler Return Goods Policy, attached hereto as Schedule "D", and incorporated herein by reference, as amended by Centocor from time to time. Centocor will accept such returns of Product under such policy from, and provide replacement Product or credit to, only Nova Factor. Nova Factor shall be solely responsible for returns of Product from, and replacements and/or credits for Product to, Nova Factor Outpatient Customers.

10.   ADVERSE EVENT REPORTING AND CUSTOMER COMPLAINTS

      10.1 Nova Factor will not be responsible for FDA reporting of Adverse Events Nova Factor will comply with those policies and instructions concerning adverse events which are set out on Schedule "I" attached hereto and incorporated herein by reference. Nova Factor will immediately report to Centocor any Product problems such as defective or mislabeled Product.

11.   SUSPENSION OF DISTRIBUTION AND RECALLS

      11.1 If requested by Centocor as the result of a problem with Product quality or directive from the FDA, Nova Factor shall suspend distribution of Product. If the suspension continues for more than * (*) *, Centocor will repurchase the Product held in inventory by Nova Factor at the Purchase Price paid by Nova Factor including all contractual discounts, Nova Factor will ship the repurchased Product to Centocor at * expense and Nova Factor shall have the right to terminate this Agreement upon * (*) * written notice.

      11.2 Centocor shall promptly notify Nova Factor of any recalls of Product initiated by Centocor or required by the FDA. Upon receipt of notice of a recall of Product from Centocor, Nova Factor shall notify as appropriate the affected customers. Centocor shall provide Nova Factor with the form of letter to be used in connection with notice of any recall which shall contain the appropriate instructions as to whether the customer should return or dispose of the affected Product. *. Nova Factor shall cooperate in any recalls by providing Product tracking information reasonably requested by Centocor.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.


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

      11.3 Nova Factor shall maintain for two (2) years after termination or expiration of this Agreement such information as shall be reasonably required by Centocor to effect a Product recall after termination or expiration of this Agreement, and shall make such information available to Centocor, at Centocor's request, in the event of such a recall.

      11.4 Nova Factor shall cooperate with Centocor in investigating any Product failure which resulted in the need for a recall.

12.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF NOVA FACTOR

      12.1 Nova Factor is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.

      12.2 In performing its obligations under this Agreement, Nova Factor shall comply with all applicable laws and regulations, including federal and state pharmacy laws, laws relating to the disposal of pharmaceutical products and hazardous wastes, to the extent disposal of Product is Nova Factor's responsibility under this Agreement, and all applicable professional and industry standards and good business practices.

      12.3 Nova Factor represents and warrants that it is currently eligible to participate as a provider in the Medicaid program in each state in the Territory except those states listed on Schedule "J", attached hereto and incorporated herein by reference, and covenants that it will maintain such eligibility during the term of this Agreement. Nova Factor may amend Schedule "J" in its sole discretion to add additional states and shall provide Centocor with prompt notice of any such amendment, provided that Nova Factor shall not add any state to Schedule "J" unless that state has changed its laws to require an in-state pharmacy presence for eligibility in its Medicaid program. Nova Factor shall remove a state from Schedule "J" (and shall provide notice to Centocor of such removal) when the state no longer requires an in-state pharmacy presence for the eligibility in the state's Medicaid program.

      12.4 Nova Factor covenants that it shall not take any action which would materially adversely affect its standing or that of Centocor in the pharmaceutical industry or with respect to Product customer base or which would undermine the image of Product.

      12.5 Nova Factor represents and warrants that it now has and shall maintain in full force during the term of this Agreement all federal and state pharmacy, wholesaler, retailer and other licenses or approvals required by Nova Factor to fulfill its obligations under this Agreement, except as otherwise set forth in Section 12.3, and except that Nova Factor shall not be required to maintain its licenses in any state which amends its laws and regulations to require an in-state pharmacy presence as a requirement for licensing if the new requirement would materially increase the costs incurred by Nova Factor in performing its obligations under this Agreement. Nova Factor covenants that it shall provide Centocor with notice of any communications with pharmacy licensing boards which relate to potential problems with facilities, operations or procedures used by Nova Factor in its distribution of Product, including notices of inquiries, investigations or inspections and resulting findings.

      12.6 Nova Factor covenants that it shall not make any performance claims or engage in any promotional activities with respect to Product except for the distribution of Product literature prepared by Centocor and any other activities expressly approved by Centocor.

      12.7 Nova Factor shall not use the trademarks or tradenames of Centocor except to the extent contained in Product literature provided by Centocor and on Product labels or as otherwise approved by Centocor.

      12.8 Nova Factor represents and warrants that it has the authority to enter into this Agreement and that its execution of this Agreement and its performance of its obligations hereunder will not conflict with and is not prohibited by any other agreement to which Nova Factor is a party.

      12.9 No consent, approval, order of authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local government authority is required in connection with the consummation by Nova Factor of the transactions contemplated by this Agreement.

      12.10 Nova Factor covenants to Centocor that it will: (i) comply fully with all laws applicable to Nova Factor and its activities under this Agreement; (ii) notify Centocor in writing of any material civil, criminal or administrative action brought against Nova Factor, its directors, officers, employees or agents which is likely adversely to affect Nova Factor's ability to perform its obligations under this Agreement, and promptly to provide Centocor with reasonably detailed information regarding Nova

            Factor's handling and disposition of any such action; and (iii) not initiate any voluntary communications with regulatory agencies relating to the Product without Centocor's prior knowledge.

13.   REPRESENTATIONS AND WARRANTIES OF CENTOCOR

      13.1 Centocor is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

      13.2 Centocor shall not use the trademark or tradenames of Nova Factor except to the extent necessary for activities contemplated under this Agreement.

      13.3 Centocor shall be responsible for testing Product and ensuring that Product complies, when shipped to Nova Factor, with all applicable laws, regulations, directives and requirements of the FDA, including without limitation, standards of identity, strength, quality and purity, packaging and labeling requirements, product warning requirements, product design and safety requirements and advertising requirements.

      13.4 Centocor represents that it has the authority to enter into this Agreement and that its execution of this Agreement and its performance of its obligations hereunder will not conflict with and is not prohibited by any other Agreement to which Centocor is a party.

      13.5 No consent, approval, order of authorization of, or registration, qualification designation, declaration or filing with, any federal, state or local government authority is required in connection with the consummation by Centocor of the transactions contemplated by this Agreement, other than the commercial marketing approval for the Product discussed in the second recital of this Agreement.

      13.6 Centocor covenants to Nova Factor that it will: (i) comply fully with all laws applicable to Centocor and its activities under this Agreement; (ii) notify Nova Factor in writing of any material civil, criminal or administrative action brought against Centocor, its directors, officers, employees or agents which is likely adversely to affect Centocor's ability to perform its obligations under this Agreement, and promptly to provide Nova Factor with reasonably detailed information regarding Centocor's handling and disposition of any such action; and (iii) notify Nova Factor after Centocor's voluntary communications with regulatory agencies which may materially affect Centocor's ability to perform its obligations under this Agreement.

14.   DISCLAIMER AND LIMITATION OF REMEDIES

      14.1 EXCEPT AS STATED IN SECTIONS 13.3, 13.4, 13.5 and 13.6 OF THIS AGREEMENT, CENTOCOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PRODUCT SOLD TO NOVA FACTOR.

      14.2 Except for Section 17.1, Nova Factor's sole and exclusive remedy for delivery of defective or nonconforming Product will be to receive credit or like quantity of replacement goods, upon the return of defective or nonconforming Product. Under no circumstances will Centocor be liable for any incidental or consequential damages based on Product purchased by Nova Factor.

15.   TERM AND TERMINATION

      15.1 The Agreement will be for a three (3) year term and will automatically renew from year to year thereafter unless either party should terminate the Agreement upon notice as set forth below.

      15.2 * may terminate this Agreement for *, at any time upon * (*) * prior written notice.

      15.3 Upon receipt or delivery of a termination notice or * (*) * prior to the expiration of this Agreement at the end of the term, as applicable, the parties shall begin to transition distribution of Product for Nova Factor's customers to a party to be designated by Centocor. Transition of distribution under this section shall mean the following:

            (i) At Centocor's request, Nova Factor shall provide written notice to all of Nova Factor's customers of the change in distributors; and

            (ii) Nova Factor shall transfer a copy of the Database and customer information including prescription files to Centocor, provided, that if the applicable patient confidentiality laws prohibit transfer of the customer's name to Centocor, Nova Factor shall transfer the Database and customer information using customer numbers instead of names; and

            (iii) Nova Factor's obligation to order additional Product shall cease and Centocor shall repurchase any Product held in inventory by Nova Factor within * (*) * after the date of termination at *. All such inventory shall be returned to Centocor at * cost.

      15.4  Sections 9, 10, 11, 14, 15, 16, 17, 18 and 22.9 shall survive termination or expiration of this Agreement.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

16.   REGULATORY, INSPECTIONS, AUDITS

      16.1 Nova Factor shall provide to Centocor all documents and information requested by the FDA or by Centocor in support of its regulatory filings. Copies of all documents to be provided to the FDA shall be provided to Centocor in advance, if practicable, or otherwise within two (2) business days of delivery to the FDA. Nova Factor shall notify Centocor immediately upon receipt of notice of any inspection by the FDA directed specifically toward Product, and Centocor shall have the right to have an employee present at any such inspection, if allowed by law. In addition, Nova Factor shall notify Centocor of any FDA correspondence or inspections that concern Nova Factor generally and which are not related to a non-Centocor product. Nova Factor shall notify Centocor immediately of any notices, requests for information or other communications related to Product from the U.S. Department of Health and Human Services or any other government agency or any state healthcare program or other state agency and to the extent permitted under the applicable law, shall give Centocor copies of such communication.

      16.2 Nova Factor shall provide to Centocor, at Centocor's request, any information reasonably required in connection with Centocor investigations relating to recalled or returned Product or any requests or investigations by or filings with governmental bodies, including the FDA or in support of Centocor's applications to the FDA. Nova Factor shall respond within two (2) business days to any reasonable requests for information by Centocor.

      16.3 Nova Factor shall from time to time submit to inquiries, audits and inspections by Centocor during normal business hours or at any other time during which the services being audited are ongoing, including but not limited to, audits of regulatory and quality assurance standard operating procedures and FDA correspondence referenced in
            Section 16.1 above. Centocor shall give Nova Factor at least two (2) business days prior notice of any audit or inspection and shall bear the costs of such audit or inspection.

      16.4 Nova Factor shall permit Centocor's auditors, or its designated representatives to have reasonable access, upon five (5) business days prior written notice to Nova Factor and during normal business hours, to Nova Factor's financial books and records as may be reasonably necessary to verify all documentation and/or address any financial issues regarding the Product and services provided under this Agreement.

17.   INDEMNIFICATION

      17.1 Centocor shall at all times during the term of this Agreement and thereafter, defend, indemnify and hold Nova Factor and its officers, directors, agents and employees harmless from and against any and all claims, suits, damages, liabilities, costs and expenses, including but not limited to court costs and reasonable attorney's fees, incurred in connection with any third-party claim arising out of the use of any Product, except to the extent caused by or based upon (i) the negligence or intentional misconduct of Nova Factor or any of its officers, directors, agents and employees or (ii) the breach by Nova Factor of any of the terms of this Agreement.

      17.2 Nova Factor shall at all times during the term of this Agreement and thereafter, defend, indemnify and hold Centocor and its officers, directors, agents and employees harmless from and against any and all claims, suits damages, liabilities, costs and expenses, including but not limited to court costs and reasonable attorney's fees, incurred in connection with any third-party claim arising out of the (i) negligence or intentional misconduct of Nova Factor or any of its officers, directors, agents and employees or (ii) breach by Nova Factor of any of the terms of this Agreement.

      17.3 A party seeking indemnification under this Section shall give prompt notice of the claim to the other party and, provided that the indemnifying party is not contesting the indemnity obligation, shall permit the indemnifying party to control any litigation relating to such claim and disposition of any such claim, provided that the indemnifying party shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of any claim as the settlement or disposition relates to the parties being indemnified under this Section and the indemnifying party shall not settle or otherwise resolve any claim without prior notice to the indemnified party. The indemnified party shall cooperate with the indemnifying party in its defense of any claim for which indemnification is sought hereunder.

      17.4 In no event shall Nova Factor be liable for loss of profit or any other incidental or consequential damages to Centocor.

      17.5 In no event shall Centocor be liable for loss of profit or any other incidental or consequential damages to Nova Factor.

18.   CONFIDENTIALITY

      18.1 Nova Factor agrees to treat any confidential or proprietary information obtained from Centocor and any confidential or proprietary information generated by Nova Factor in performing its obligations under this Agreement, including, but not limited to, information regarding Centocor's pricing policies and reimbursement for the Product, information regarding the cost of providing services to Centocor, the Database, the information in the Database, and anything derived therefrom, (collectively, the "Centocor Information") as the confidential and exclusive property of Centocor, and agrees not to disclose any of the Centocor Information to any third party without first obtaining the written consent of Centocor. Notwithstanding this provision, Nova Factor may disclose Centocor Information to Nova Factor's accountants, bankers, auditors, and attorneys on an as needed basis and may also disclose such information in response to requirements of law or governmental regulations or in response to subpoena or other lawful process. Nova Factor may provide Patient usage data to managed care organizations, but may not provide pricing, discount or other information relating to Product acquisition cost. Nova Factor agrees that it will use any Centocor Information only for purposes of performing its obligations hereunder and for no other purpose without the prior written consent of Centocor. Nova Factor further agrees to take all practicable steps to ensure that the Centocor Information will not be used by its directors, officers, or employees, except on like terms of confidentiality as aforesaid, and will be kept confidential by them.

            The above provisions of confidentiality shall not apply to that part of the Centocor Information which Nova Factor is able to demonstrate by documentary evidence:

            (a) was in Nova Factor's possession prior to receipt from Centocor; or

            (b) was generally available to the public at the time of receipt from Centocor; or

            (c) became generally available to the public through no fault of Nova Factor, its directors, officers, or employees; or

            (d) was lawfully received by Nova Factor from some third party not disclosing the information on behalf of Centocor and having a right of further disclosure; or

            (e) is required by law to be disclosed, provided that Nova Factor notifies Centocor prior to any such disclosure so as to permit Centocor to oppose same by appropriate legal action.

            Nova Factor agrees that, at Centocor's request, it shall return to Centocor all parts of the Centocor Information existing in documentary form, not including pharmacy records, and will, at Centocor's request, return or destroy any copies thereof made by Nova Factor, its directors, officers or employees except that Nova Factor shall retain a copy of the Database, subject to the ongoing obligation of confidentiality. Nova Factor shall not dispose of the information in the Database without first offering in writing, given at least sixty (60) days prior to such disposal, to deliver the information to Centocor.

      18.2 Centocor agrees to treat confidential or proprietary information obtained from Nova Factor, (not including the Database, or information about insurers' reimbursement policies with respect to Product) and anything derived therefrom, (collectively, the "Nova Factor Information") as the confidential and exclusive property of Nova Factor, and Centocor agrees not to disclose any of the Nova Factor Information to any third party without first obtaining the written consent of Nova Factor, provided that Centocor may disclose Nova Factor Information to any third party providing reimbursement related services to Centocor as long as the third party is obligated to Centocor to keep such information confidential. Notwithstanding this provision, Centocor may disclose Nova Factor Information to Centocor's accountants, bankers, auditors, and attorneys on an as needed basis and may also disclose such information in response to requirements of law or governmental regulations or in response to subpoena or other lawful process. Such confidential information shall include, but shall not be limited to, FDA files, training materials, methods of doing business, financial information and operating procedures. Centocor agrees that it will use any Nova Factor Information only for purposes of activities contemplated hereunder and for no other purpose without the prior written consent of Nova Factor. Centocor further agrees to take all practicable steps to ensure that the Nova Factor Information will not be used by its directors, officers, or employees, except on like terms of confidentiality as aforesaid, and will be kept confidential by them.

            The above provisions of confidentiality shall not apply to that part of the Nova Factor Information which Centocor is able to demonstrate by documentary evidence:

            (a)   was in Centocor's possession prior to receipt from Nova
                  Factor; or

            (b) was generally available to the public at the time of receipt from Nova Factor; or

            (c) became generally available to the public through no fault of Centocor, its directors, officers and employees, or

            (d) was lawfully received by Centocor from some third party not disclosing the information on behalf of Nova Factor and having a right of further disclosure; or

            (e) is required by law to be disclosed, provided that Centocor notifies Nova Factor prior to any such disclosure so as to permit Nova Factor to oppose same by appropriate legal action.

            Centocor agree that, at Nova Factor's request, it shall return to Nova Factor all parts of the Nova Factor Information existing in documentary form and will, at Nova Factor's request, return or destroy any copies thereof made by Centocor, its directors, officers or employees.

      18.3 Nothing contained herein shall be deemed to grant to either party any rights or licenses under any patent applications or patents or to any know-how, technology, inventions or other intellectual property rights of the other party.

      18.4 The obligations of the parties under this Section 18 shall continue during the term of this Agreement and for a period ending five (5) years after termination or expiration of this Agreement.

19.   INSURANCE

      19.1 Nova Factor agrees (i) to obtain and maintain at its cost and expense, while this Agreement is in effect, commercial general liability insurance, including products liability insurance with coverage limits of not less than $1,000,000.00 per occurrence; and $3,000,000.00 in the aggregate, and (ii) not to cancel the insurance or reduce the coverage without giving at least thirty (30) days prior written notice to Centocor. Nova Factor shall cause Centocor to be a notice party on each insurance policy such that Centocor shall receive notice of any cancellation or change in policy. At the request of Centocor, Nova Factor shall provide Centocor with a copy of a certificate of insurance to verify that insurance with the required coverage is in effect. In the event of cancellation or termination of the coverage described herein, Nova Factor shall immediately obtain substitute or replacement coverage.

      19.2 Centocor agrees to maintain, at its cost and expense while this Agreement is in effect, general public liability, products liability and property damage insurance with coverage limits of not less than $1,000,000.00 per occurrence; and $3,000,000.00 per annum aggregate. Centocor shall cause Nova Factor to be a notice party on each insurance policy such that Nova Factor shall receive notice of any cancellation or change in policy. At the request of Nova Factor, Centocor will provide Nova Factor with a copy of a certificate of insurance to verify that insurance with the required coverage is in effect, and shall provide that notice of cancellation of termination thereof shall be provided in advance to Nova Factor. In the event of cancellation or termination of the coverage described herein, Centocor shall immediately obtain substitute or replacement coverage.

20.   TRAINING

      Nova Factor will prepare a training manual and orientation program for Nova Factor personnel to familiarize the personnel with the Product and the market. Any training manual or orientation program regarding the Product must be approved by Centocor in writing prior to implementation. Nova Factor shall allow Centocor to audit Nova Factor's personnel training sessions.

21.   NONCOMPETITION

      21.1 During the term of this Agreement, Nova Factor shall not promote, sell or distribute in the Territory another company's treatment for inflammatory bowel disease, rheumatoid arthritis, or *, unless agreed to in writing by Centocor * (*) days prior to such promotion, sale or distribution. After termination of this Agreement for any reason, Nova Factor shall not promote, sell or distribute in the Territory another company's treatment for inflammatory bowel disease, rheumatoid arthritis, or * for a period of * (*) * following the date of termination.

      21.2 In the event Centocor enters into a signed written agreement which grants a Retail AOB distributor other than Nova Factor the right to provide Product to Outpatient Customers in the Territory on a Retail AOB basis, the restrictions of Section 21.1 shall not apply. Nova Factor shall provide Centocor with written notice at least * (*) * prior to the effective date of any agreement between Nova Factor and another company promoting, selling or distributing in the Territory treatment for inflammatory bowel diseases, rheumatoid arthritis or
            *.

      21.3 In the event the FDA quarantines the Product or requires recall of the Product from the market in the Territory, the restrictions of
            Section 21.1 shall not apply.

22.   MISCELLANEOUS

      22.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party shall have the right to assign this Agreement or its rights and obligations hereunder without the prior written consent of the other party, which such consent shall not be unreasonably withheld, except that

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

            Centocor may assign this Agreement or its rights and obligations hereunder to its Affiliates or successors in business who assume and agree to be bound by the terms hereof provided the entity has demonstrated financial ability to carry out Centocor's obligations hereunder.

      22.2 This Agreement constitutes the entire and only agreement between the parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements amending, altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of both parties.

      22.3 Any notice required by this Agreement shall be given by prepaid, first class, certified mail, return receipt requested, or by air courier, hand delivery, or facsimile, to the parties at the following addresses:

                  If to Centocor:

                        Centocor, Inc.
                        200 Great Valley Parkway
                        Malvern, Pennsylvania 19355
                        Attn: Corporate Secretary
                        Fax: (610) 651-6331

                  If to Nova Factor:

                        Nova Factor, Inc.
                        1620 Century Center Parkway
                        Suite 109
                        Memphis, Tennessee 38134
                        Attn: President
                        Fax: (901) 385-3780
                  with a copy to:

                        Thomas W. Bell, Jr.
                        Armstrong Allen Prewitt Gentry
                        Johnson & Holmes, PLLC
                        Brinkley Plaza
                        80 Monroe Avenue, Suite 700
                        Memphis, Tennessee 38103-2467
                        Fax: (901) 524-4936

            Any notice sent under this Section shall be deemed delivered within five (5) days if sent by mail and within twenty-four (24) hours if sent by fax, courier or hand delivery.

      22.4 Neither party shall be liable for any failure or delay caused by fires, flood, earthquakes, peril of the sea, accidents, explosions, sabotage, strikes, or other labor disturbances (regardless of the reasonableness of the demands of labor), civil commotions, riots, invasions, wars, acts, restraints, requisitions, regulations, or directions of governmental authorities, shortages of labor, fuel, power, or raw material, inability to obtain equipment or supplies, inability to obtain or delays in transportation, acts of God, or any other cause beyond its reasonable control ("Force Majeure").

      22.5 Headings included herein are for convenience only, and shall not be used to construe this Agreement.

      22.6 For purposes of this Agreement, Nova Factor and its employees and agents shall not be deemed agents, servants, partners, joint venturers or employees of Centocor. Thus, they do not have the authority to take action on Centocor's behalf or to bind Centocor without Centocor's prior written consent. Nova Factor, its employees and agents are acting in the capacity of independent contractors of Centocor. Centocor is not responsible for withholding, and shall not withhold, FICA or taxes of any kind from any payments it owes to Nova Factor. Nova Factor is responsible to provide any and all compensation, benefits and/or insurance to its employees and agents. Nova Factor employees and agents are not eligible to participate in, nor are they eligible for coverage under, any of Centocor's benefit plans, programs, employment policies, procedures or workers' compensation insurance.

      22.7 If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall either be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement, except if the principal intent of the Agreement is frustrated by such reformation or deletion, in which case this Agreement shall terminate.

      22.8 Failure of either party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved or to terminate this Agreement as a result of any subsequent default or breach.

      22.9 Neither Nova Factor nor Centocor shall make any news release or other public statement, whether to the press, stockholders or otherwise, disclosing the terms of this Agreement or of any amendments hereto, or to performance hereunder or the existence of the arrangement between the parties without the prior written approval of the other party, which approval shall not be unreasonably withheld, or unless required by law.

      22.10 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, excluding choice of law rules.

      22.11 This Agreement may be executed in counterparts, including counterparts transmitted by facsimile, each of which shall constitute an original and all of which shall be considered one and the same Agreement. Counterparts or facsimile copies executed by Centocor and Nova Factor shall have the same effect as if the signatures to each counterpart or facsimile copy were on the same document and copies of such documents shall be deemed valid as originals. Centocor and Nova Factor agree to exchange copies of the Agreement with original signatures as soon as practicable after the execution of the facsimile copies.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

CENTOCOR, INC.                            NOVA FACTOR, INC.


By: /s/ James Schoeneck                   By: /s/ Randy Grow
    ---------------------------------         -----------------------

Title: Vice President/General Manager     Title: President
       ------------------------------            --------------------

Dated: 8/27/99                            Dated: 8/27/98
       ------------------------------            --------------------

--------------------------------------------------------------------------------

                                   SCHEDULE A

                                      SOP'S

       (To be furnished by Centocor within 60 days of contract execution)

                                   SCHEDULE B

        States with network pharmacy relationships for Medicaid patients

Alabama
Colorado
Delaware
Florida
Georgia
Kansas
Massachusetts
Maine
North Carolina
Texas
Vermont
Wisconsin

                                   SCHEDULE C

                       Nova Factor Hospital Relationships

Alfred I. duPont Institute Children's Hospital      Wilmington, DE.
Cook Children's Medical Center                      Fort Worth, TX.
      Cook Children's Home Care
Children's Medical Center of Dallas                 Dallas, TX.
      Texas Pharmaceutical Health Resources
Children's Memorial Hospital                        Chicago, IL.
      CM Factor Care
National Children's Medical Center                  Washington, D.C.
      Preferred Pediatrics
Egleston Children's Hospital at Emory University    Atlanta, GA.
      Georgia Health Resources
Zale Lipshy University Hospital                     Dallas, TX.
      Campus Home Health Care

                                   SCHEDULE D

                                  Centocor Inc.

                        Wholesaler Returned Goods Policy

1.    Returned Goods - General

      a) No returns will be accepted without prior authorization for credit or exchange.

      b) All returned cartons must have affixed a "Return Goods Authorization" shipping label.

      C) All returned cartons must be clearly marked with the return goods authorization number.

      d) Centocor will only accept physical receipt of returned product through its designated warehouse and shipping firm:

                                    Livingston Healthcare Systems, Inc.,
                                    220 Lake Drive
                                    Newark, DE 19702
                                    Telephone (877)438-2686
                                    Fax       (877)438 -2368

      e) Centocor will not accept returns of product directly from hospital accounts.

      f) Livingston Healthcare Systems, Inc. will supply appropriate shipping and packaging instructions for returns.

2.    Returnable Items

      a) In-date product, with prior approval by Centocor Customer Service Department.

      b)    Product shipped in error.

      c)    Product damaged in transit.

      d) Product dated less than two (2) months before and less than six (6) months after stated expiration date.

      e)    Product returned pursuant to an official drug recall.

      f)    Product discontinued by Centocor.

3.    Non-Returnable Items

      a) Product not in the original packaging, product whose contents have been adulterated, or which show signs of tampering.

      b)    Product obtained in violation of state or Federal regulations.

      c) Product damaged or made unsaleable due to improper storage, handling, or shipping by customer.

      d) Product involved in a fire sale, sacrifice or bankruptcy sale, or has been acquired in other than normal channels of trade distribution.

      e)    Product sold on a non-returnable basis.

      f)    Product damaged by fire or water and/or other insurable hazards.

      g)    Product more than six (6) months beyond expiration.

4.    Credits

      a)    Credit for approved returns will be issued upon receipt of product.

      b)    All credits will be issued to designated wholesalers.

      c)    No debit memos will be accepted.

                                 Centocor, Inc.

                           RETURN GOODS AUTHORIZATION

Date:                                                 Control #:
--------------------------------------------------------------------------------

                        Bill to:                            Credit To:
                        ----------------------------------------------

Customer Name:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Telephone:
---------------------------------------

Fax:
---------------------------------------

Person Requesting:
---------------------------------------

Product:                                        #To Be Returned:
--------------------------------------------------------------------------------

NDC #:                  Lot #:                        Expiration Date:
--------------------------------------------------------------------------------

Invoice #:
---------------------------------------

Price:
---------------------------------------

Reason for Return:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Institution Credit*:  (attach list if necessary)
------------------------------------------------
*Note:  all authorizations must have a Purchase Order # & Invoice #
--------------------------------------------------------------------------------

Authorized by:                                                     (Signed Name)
--------------------------------------------------------------------------------

                                                                  (Printed Name)
--------------------------------------------------------------------------------

                                     Date
            -----------------------------

Internal
--------

Authorized by:                                                     (Signed Name)
--------------------------------------------------------------------------------

                                                                  (Printed Name)
--------------------------------------------------------------------------------

                                     Date
            -----------------------------

                                 Centocor, Inc.
                          Terms and Conditions of Sale

Pricing & Orders:

Purchaser may mail, fax, phone or transmit electronically orders for products marketed by Centocor, Inc. Centocor, Inc. sells its products through licensed wholesale distributors at published price in effect on the date of receipt of order. Prices are subject to change without prior notice.

Prices are invoiced at list price and are only subject to the applicable cash discount(s) listed on the invoice. Centocor's terms are 2%, 30 days, net 31 from date of invoice. Centocor reserves the right to charge back the Purchaser for any unearned discount taken.

All purchase orders for Centocor products are subject to these term and conditions of sale and any additional or inconsistent provisions contained in any purchase order or other document provided by the Purchaser are not binding unless accepted in writing by Centocor, Inc. Centocor, Inc. reserves the right to limit the quantities of products and drop shipments to be shipped pursuant to any order or to refuse any order prior to shipment.

Emergency drop shipments may be made to designated customers of the Purchaser. Products must be ordered in unit packages as described in the Centocor, Inc. Price List.

Title, Shipment, Delivery:

Title to and Risk of loss of Centocor, Inc. products passes to Purchaser upon delivery to a common carrier. Centocor will pay the cost of freight and insurance to Purchaser's location. Purchaser will pay any costs due to special shipping requests. Centocor, Inc. reserves the right to make shipments in installments as it deems advisable or necessary, and all such installments shipped separately will be separately invoiced and paid.

Inspection:

Immediately upon receipt of a shipment of Centocor, Inc.'s products, Purchaser must inspect the products and notify their carrier and Centocor, Inc.'s Customer Service Department by phone or by Fax of any claims for shortages, overages, defects or damage. In the event of any such claim, Purchaser must hold the products pending receipt of Centocor Inc.'s instruction concerning disposition and permit Centocor, Inc. or it's representative to inspect them upon request. Purchaser will follow procedures described in Returns. If Purchaser fails to notify Centocor, Inc. within 2 days from receipt of order, the products will be deemed to have been received in good condition in the quantities stated on the invoice and to have been accepted by Purchaser.

Warranty and Indemnification:

Centocor, Inc. warrants that, as of the date of shipment, Centocor, Inc.'s products will not be adulterated or misbranded within the meaning of the United States Food, Drug, and Cosmetic Act and will not be articles that may not be introduced into interstate commerce under such act. Centocor, Inc. will defend Purchaser and indemnify it against any claim based on the failure of a Centocor, Inc. product purchased directly from Centocor, Inc. to meet appropriate standards of identity, strength, quality, and purity, provided that Purchaser gives Centocor, Inc. prompt notice of the assertion of the claim, or service of a complaint and fully cooperates in the defense thereof by counsel of Centocor, Inc.'s choice. This warranty and indemnification does not apply if the claim results from Purchaser's negligence or it's alteration, misuse, or improper testing, handling or storage of the product.

Sole and Exclusive Remedies:

Except as stated in the preceding section, Centocor, Inc. makes no warranty, express or implied, regarding the products sold to Purchaser. Purchaser's sole and exclusive remedy for delivery of defective or nonconforming products will be to receive credit or like quantity of replacement goods, upon the return of defective or nonconforming product. Under no circumstance will Centocor, Inc. be liable for any incidental or consequential damages based on product purchased by Purchaser.

Returns:

Customer agrees to abide by Centocor's published Return Goods Policy.

Product Recall:

Centocor, Inc. will compensate Purchaser for the reasonable direct expense incurred in performing all requested product recall services.

Other Terms:

Credit. Purchaser must furnish financial information requested by Centocor, Inc. to establish and maintain it's financial responsibility. Centocor reserves the right to require cash payment before shipment or on delivery if, in its sole judgement, Purchaser's financial responsibility has become impaired.

Change of Ownership. Purchaser must notify Centocor, Inc., in writing of any sale or transfer of majority ownership or controlling interest in Purchaser and any change of address or Distribution centers at least 30 days before such action.

Confidential Information. All information provided to the Purchaser concerning Centocor, Inc. or it's products that is designated confidential must not be disclosed except with the written permission of Centocor, Inc.

Taxes & Other Charges. Purchaser will pay, or reimburse Centocor, Inc. for, any use tax, sales tax, duty, inspection or testing fee, or any other tax, fee or charge of any nature imposed by any governmental authority on purchases of Centocor, Inc.'s products by Purchaser. If Purchaser claims an exemption from any tax, it must inform, and provide copies to, Centocor, Inc. of all applicable exemptions.

By placing orders for Centocor, Inc. products Purchaser will accept the above terms and conditions.

                                   SCHEDULE E

                        Infusion-Related Medical Supplies

o     NaCl 0.9% 250 ml in non-PVC infusion container

o Non-PVC IV administration set with in-line 1.2 micron filter and infusion regulator

o     50 ml sterile water for injection

o     Five alcohol wipes

o     IV bag label

                                   SCHEDULE F

                                Centocor Reports

                                        *

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE G

                              Database for Reports

                                        *

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE H

                                        *

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE I

                       Policy for Adverse Event Reporting

1.    Nova Factor is not responsible for FDA reporting of adverse events.

2. When adverse events are identified through contacts with either patients or health care professionals, Nova Factor will transfer the call to the Centocor Medical Affairs Department.

3. In the event that Nova Factor cannot transfer the call directly to the Centocor Medical Affairs Department, Nova Factor will instruct the caller to contact the Medical Affairs Department and will inform the caller of the appropriate phone number.

                                   SCHEDULE J

 States for which Nova Factor cannot Serve Medicaid Patients due to Requirements for
                              an In-State Provider

District of Columbia
Hawaii
Indiana
Nevada
Rhode Island
South Carolina
West Virginia